As filed with the Securities and Exchange Commission on February 1, 2002
                                                     Registration No. 333-_____
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                      UNIVERSAL SECURITY INSTRUMENTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Maryland                                         52-0898545
(State or other jurisdiction of                 (I.R.S. Employer Identification
 incorporation or organization)                               Number)

                              7-A Gwynns Mill Court
                          Owings Mills, Maryland 21117
                                 (410) 363-3000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      UNIVERSAL SECURITY INSTRUMENTS, INC.
                        NON-QUALIFIED STOCK OPTION PLAN,
                                   AS AMENDED
                            (Full title of the plan)
                    ---------------------------------------

                                Harvey Grossblatt
                                    President
                      Universal Security Instruments, Inc.
               7-A Gwynns Mill Court, Owings Mills, Maryland 21117
                                 (410) 363-3000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                    ---------------------------------------

                                   Copies to:
                           Edward E. Obstler, Esquire
                           Gordon, Feinblatt, Rothman,
                           Hoffberger & Hollander, LLC
                              233 E. Redwood Street
                            Baltimore, Maryland 21202
                                 (410) 576-4227
                     ---------------------------------------


==================================================================================================================
                                         CALCULATION OF REGISTRATION FEE
============================== ==================== ==================== ======================= =================
    Title of Shares to be         Amount to be       Proposed Maximum       Proposed Maximum        Amount of
         Registered             Registered(1)(2)    Offering Price Per     Aggregate Offering    Registration Fee
                                                         Share(3)             Price(1)(2)
------------------------------ -------------------- -------------------- ----------------------- -----------------
Common Stock,
par value $.01 per share         250,000 shares            $2.50             $625,000                $57.50
============================== ==================== ==================== ======================= =================

(1) This registration statement registers an additional 250,000 shares of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. We previously registered 237,500 shares of common stock on April 26, 1983, amended on May 4, 1983 (File No. 2-83323), an additional 200,000 shares of common stock on July 2, 1986 (File No. 33-6953) and an additional 500,000 shares of common stock on April 13, 1988 (File No. 33-21226) pursuant to the Universal Security Instruments, Inc. Non-Qualified Stock Option Plan. We will have an aggregate of 483,590 shares registered pursuant to the Universal Security Instruments, Inc. Non-Qualified Stock Option Plan (after giving effect to a one-for-four reverse stock split effective on March 9,
     1998) upon the effectiveness of this registration statement.

(2) Plus such additional number of Shares as may become issuable by operation of the anti-dilutional provisions of the plan.

(3) Estimated solely for purposes of determining the registration fee. The proposed maximum aggregate offering price per Share has been computed pursuant to Rule 457(h) based upon the average of the bid and ask price of the Shares as of January 29, 2002.

                                EXPLANATORY NOTE

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 250,000 additional shares of common stock, par value $0.01 per share ("Common Stock"), of Universal Security Instruments, Inc., a Maryland corporation (the "Registrant"), reserved for issuance upon the exercise of stock options that may be granted under Universal Security Instruments, Inc. Non-Qualified Stock Option Plan (the "Plan"). A registration statement filed on Form S-8 relating to the Plan is currently effective. The Registrant has elected to rely upon General Instruction E to Form S-8, which permits the filing of an abbreviated registration statement for the registration of additional securities for an employee benefit plan for which an earlier S-8 registration is effective. Consequently, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 2-83323), the Registration Statement on Form S-8 (File No. 33-6953) and the Registration Statement on Form S-8 (File No. 33-21226), filed with the Securities and Exchange Commission on May 4, 1983, July 2, 1986 and April 13, 1988, respectively, are incorporated by reference into this Registration Statement.

      The Registrant's Board of Directors authorized the increase in the aggregate number of shares available for issuance under the Plan, and, on November 11, 1999, the amendment to the Plan was approved by the Registrant's shareholders. The Plan, as amended, attached hereto as Exhibit 4.1, increased the number of shares of common stock which may be issued pursuant to the Plan by 250,000 shares, bringing the total number of authorized shares to 493,750, of which as of the date hereof, options for 288,769 shares have been issued and 204,981 shares remain available for the issuance of options pursuant to the Plan. The term of the Plan was extended by the Board of Directors on February 5, 1998 to March 31, 2003.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation of Documents by Reference

              The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" certain information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file subsequently with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents and will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, until such time as this registration statement is no longer in effect:

              (i) Annual Report on Form 10-K for the fiscal year ended March 31, 2001;

              (ii) Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001;

              (iii) Description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed on September 12, 1974 for such class of securities filed under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Item 8.  Exhibits.

         Exhibit
         Number   Description of Exhibits
         -------- -----------------------

         5.1 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC as to legality of Shares to be issued

         10.1 Universal Security Instruments, Inc. Non-Qualified Stock Option Plan, as amended.

         23.1 Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in their opinion in Exhibit 5)

         23.2     Consent  of  Grant  Thornton LLP

         23.3     Consent of Ernst & Young, independent auditors

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owings Mills, State of Maryland, on the 1st day of February, 2002.

                                   UNIVERSAL SECURITY INSTRUMENTS, INC.

                                   By: /s/ Harvey B. Grossblatt
                                       -----------------------------------------
                                       Harvey B. Grossblatt, President and Chief
                                       Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of the date indicated below.

         Signature                       Title                   Date
         ---------                       -----                   ----

 /s/ Harvey B. Grossblatt                Director               February 1, 2002
------------------------------------
Harvey B. Grossblatt

/s/ Steven C. Knepper                    Director               February 1, 2002
------------------------------------
Steven C. Knepper

                                         Director               __________, 2002
------------------------------------
Michael L. Kovens

                                  Exhibit Index


Exhibit
Number  Description of Exhibits
------- -----------------------

5.1 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC as to legality of Shares to be issued

10.1    Universal   Security  Instruments, Inc. Non-Qualified Stock Option Plan,
        as amended

23.1 Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in their opinion in Exhibit 5)

23.2    Consent of Grant Thornton LLP

23.3    Consent of Ernst & Young, independent auditors